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                                                                    EXHIBIT 23.b


Consent of Independent Public Accountants

As independent accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated January 22, 1999, included in The B.F.Goodrich Company's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in the Registration Statement.


/s/ Arthur Andersen LLP


Charlotte, North Carolina
March 13, 2000